Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2021
Key Developments:
•Announced significant new discoveries at Fangtooth and Lau Lau on the Stabroek Block, offshore Guyana; the positive result at Fangtooth, the first standalone deep prospect, confirms the deeper exploration potential of the Block
•The Fangtooth and Lau Lau discoveries increase the Stabroek Block's previously announced gross discovered recoverable resource estimate to more than 10 billion barrels of oil equivalent (boe)
Fourth Quarter Financial and Operational Highlights:
•Net income was $265 million, or $0.85 per share, compared with a net loss of $97 million, or $0.32 per share in the fourth quarter of 2020; adjusted net loss1 in the prior-year quarter was $176 million, or $0.58 per share
•Oil and gas net production, excluding Libya, was 295,000 barrels of oil equivalent per day (boepd); Bakken net production was 159,000 boepd
•E&P capital and exploratory expenditures were $593 million compared with $371 million in the prior-year quarter
•Year-end proved reserves are estimated to be 1,309 million boe; organic reserve replacement was 295 percent (204 percent excluding price revisions) at a finding and development cost of approximately $5.25 per boe (approximately $7.60 per boe excluding price revisions)
2022 Guidance:
•Net production, excluding Libya, is forecast to be in the range of 330,000 boepd to 340,000 boepd, which is a 12 percent to 15 percent increase from 2021; Bakken net production is forecast to be in the range of 165,000 boepd to 170,000 boepd, which is a 6 percent to 9 percent increase from 2021
•E&P capital and exploratory expenditures are expected to be approximately $2.6 billion, of which approximately 80 percent will be allocated to Guyana and the Bakken
NEW YORK, January 26, 2022 — Hess Corporation (NYSE: HES) today reported net income of $265 million, or $0.85 per share, in the fourth quarter of 2021, compared with a net loss of $97 million, or $0.32 per share, in the fourth quarter of 2020.  On an adjusted basis, the Corporation reported a net loss in the prior-year quarter of $176 million, or $0.58 per share.  The improvement in adjusted
1.“Adjusted net income (loss)” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 to 8.

after-tax results compared with the prior-year period was primarily due to higher realized selling prices in the fourth quarter of 2021.
“This year marks an inflection point in the execution of our strategy,” CEO John Hess said. “We have built a differentiated portfolio offering a unique value proposition – delivering durable cash flow growth that enables us to continue to invest in some of the highest return projects in the industry and to start growing our cash returns to our shareholders.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2021	2020	2021	2020

	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$309	$(39)	$770	$(2,841)
Midstream	74	62	286	230
Corporate, Interest and Other	(118)	(120)	(497)	(482)
Net income (loss) attributable to Hess Corporation	$265	$(97)	$559	$(3,093)
Net income (loss) per share (diluted)	$0.85	$(0.32)	$1.81	$(10.15)

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$309	$(118)	$888	$(643)
Midstream	74	62	286	230
Corporate, Interest and Other	(118)	(120)	(497)	(481)
Adjusted net income (loss) attributable to Hess Corporation	$265	$(176)	$677	$(894)
Adjusted net income (loss) per share (diluted)	$0.85	$(0.58)	$2.19	$(2.93)

Weighted average number of shares (diluted)	310.0	305.1	309.3	304.8

Exploration and Production:
E&P net income was $309 million in the fourth quarter of 2021, compared with a net loss of $39 million in the fourth quarter of 2020.  On an adjusted basis, E&P's net loss in the prior-year quarter was $118 million.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $71.04 per barrel in the fourth quarter of 2021, compared with $45.32 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the fourth quarter of 2021 was $36.47 per barrel, compared with $15.80 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.77 per mcf, compared with $3.35 per mcf in the fourth quarter of 2020.

Net production, excluding Libya, was 295,000 boepd in the fourth quarter of 2021, compared with 309,000 boepd in the fourth quarter of 2020, or 295,000 boepd proforma for assets sold.  Net production for Libya was 21,000 boepd in the fourth quarter of 2021 compared with 12,000 boepd in the prior-year quarter.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.17 per boe (excluding Libya: $12.84 per boe) in the fourth quarter of 2021, compared with $11.31 per boe (excluding Libya: $11.57 per boe) in the prior-year quarter. The change in per unit cost reflects the impact of lower production volumes and higher production and severance taxes in North Dakota in the fourth quarter of this year. Income tax expense increased in the fourth quarter of 2021 compared with the prior-year quarter primarily due to improved results from Libya and Guyana.
Oil and Gas Reserves Estimates:
Oil and gas proved reserves at December 31, 2021, which are subject to final review, were 1,309 million boe, compared with 1,170 million boe at December 31, 2020. Net proved reserve additions in 2021 totaled 348 million boe, which is comprised of net positive revisions of 107 million boe due to higher commodity prices and other net additions of 241 million boe primarily from the Bakken. Asset sales in 2021 reduced proved reserves by 91 million boe.
Excluding asset sales, the Corporation replaced 295 percent of its 2021 production (204 percent excluding price revisions) at a finding and development cost of approximately $5.25 per boe (approximately $7.60 per boe excluding price revisions).
Operational Highlights for the Fourth Quarter of 2021:
Bakken (Onshore U.S.):  Net production from the Bakken was 159,000 boepd compared with 189,000 boepd in the prior-year quarter primarily due to the impact of lower drilling activity caused by a reduction in rig count from six to one during the first half of last year, lower NGL and natural gas volumes received under percentage of proceeds contracts, and the second quarter 2021 sale of Little Knife and Murphy Creek nonstrategic acreage interests, which contributed net production of approximately 5,000 boepd in the fourth quarter of 2020. Net oil production was 79,000 barrels of oil per day (bopd) compared with 97,000 bopd in the fourth quarter of 2020. NGL and natural gas volumes received under percentage of proceeds contracts were 9,000 boepd in the fourth quarter of 2021 compared with 21,000 boepd in the fourth quarter of 2020 due to higher realized NGL prices lowering volumes received as consideration for gas processing fees. The Corporation added a second rig in February 2021 and a third rig in September 2021, and drilled 17 wells, completed 13 wells, and brought 19 new wells online in the fourth quarter.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 39,000 boepd, compared with 32,000 boepd in the prior-year quarter primarily due to downtime for hurricane-related maintenance in the fourth quarter of 2020. Net production from the Shenzi Field, which was sold in November 2020, was 3,000 boepd in the fourth quarter of 2020.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), the operator, Esso Exploration and Production Guyana Limited, announced two significant discoveries at Fangtooth and Lau Lau. The Fangtooth-1 well encountered approximately 164 feet of high quality oil bearing sandstone reservoirs, and confirms the deeper exploration potential of the Stabroek Block. The well was drilled in 6,030 feet of water and is located approximately 11 miles northwest of the Liza Field. The Lau Lau-1 well encountered approximately 315 feet of high quality hydrocarbon bearing sandstone reservoirs. The well was drilled in 4,793 feet of water and is located approximately 42 miles southeast of the Liza Field.
The Corporation’s net production from the Liza Destiny floating production, storage and offloading vessel (FPSO) was 31,000 bopd in the fourth quarter of 2021 compared with 26,000 bopd in the prior-year quarter.  On October 25, 2021, the Liza Unity FPSO, with an expected capacity of 220,000 gross bopd, arrived at the Stabroek Block and startup of Phase 2 of the Liza Field development remains on track for the first quarter of 2022. The third development, Payara, will utilize the Prosperity FPSO with an expected capacity of 220,000 gross bopd; first oil is expected in 2024. A fourth development, Yellowtail, was submitted to the government of Guyana for approval in the fourth quarter. Pending government approval and project sanctioning, the project is expected to have a capacity of 250,000 gross bopd with first oil anticipated in 2025. We expect to have at least six FPSOs on the Stabroek Block in 2027, with the potential for up to 10 FPSOs to develop the current discovered recoverable resource base.
Following the completion of the Fangtooth-1 well, the Stena DrillMAX will begin drilling at the Tarpon prospect. Following the completion of the Lau Lau-1 well, the Noble Don Taylor began drilling at the Barreleye prospect. The Stena Carron completed drill stem tests on the Longtail-2, Whiptail-2 and Turbot-2 wells, and is currently performing a drill stem test on the Tilapia-1 well. The Noble Sam Croft, the Noble Bob Douglas and the Noble Tom Madden are currently drilling and completing development wells at Liza Phase 2 and the Payara Field.
South East Asia (Offshore): Net production at North Malay Basin and JDA was 66,000 boepd compared with 56,000 boepd in the prior-year quarter, reflecting higher natural gas nominations due to a recovery in economic activity which had been impacted by COVID-19.

Midstream:
The Midstream segment had net income of $74 million in the fourth quarter of 2021, compared with net income of $62 million in the prior-year quarter, primarily due to increased revenue from higher minimum volume commitments and rates.
In October 2021, Hess Midstream LP completed a public offering of approximately 8.6 million Class A shares held by Hess Corporation and Global Infrastructure Partners. The Corporation received net proceeds of $108 million. After giving effect to this transaction, the Corporation owns an approximate 44% interest in Hess Midstream LP, on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $118 million in the fourth quarter of 2021, compared with $120 million in the fourth quarter of 2020.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $593 million in the fourth quarter of 2021, compared with $371 million in the prior-year quarter, primarily due to higher drilling and development activity in Guyana and the Bakken. Midstream capital expenditures were $54 million in the fourth quarter of 2021, compared with $51 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.71 billion and debt and finance lease obligations totaling $6.1 billion at December 31, 2021. The Midstream segment had cash and cash equivalents of $2 million and total debt of $2.6 billion at December 31, 2021. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 42.3% at December 31, 2021 and 47.5% at December 31, 2020.
Net cash provided by operating activities was $899 million in the fourth quarter of 2021, up from $486 million in the fourth quarter of 2020. Net cash provided by operating activities before changes in operating assets and liabilities2 was $886 million in the fourth quarter of 2021, compared with $532 million in the prior-year quarter, primarily due to higher realized selling prices.  Changes in operating assets and liabilities increased cash flow from operating activities by $13 million during the fourth quarter of 2021 and decreased cash flow from operating activities by $46 million in the prior-year quarter.

2.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

During the quarter, the Corporation received net proceeds of $108 million from the public offering of approximately 4.3 million Hess-owned Class A shares of Hess Midstream LP. In January 2022, the Corporation paid accrued Libyan income tax and royalties of approximately $470 million related to operations for the period December 2020 through November 2021.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2021	2020	2021	2020

	(In millions)
Exploration and Production	$—	$79	$(118)	$(2,198)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	(1)
Total items affecting comparability of earnings between periods	$—	$79	$(118)	$(2,199)
Fourth Quarter 2020:  E&P results included a pre-tax gain of $79 million ($79 million after income taxes) associated with the sale of the Corporation's 28% working interest in the Shenzi Field in the deepwater Gulf of Mexico.
Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2021	2020	2021	2020

	(In millions)
Net income (loss) attributable to Hess Corporation	$265	$(97)	$559	$(3,093)
Less: Total items affecting comparability of earnings between periods	—	79	(118)	(2,199)
Adjusted net income (loss) attributable to Hess Corporation	$265	$(176)	$677	$(894)

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2021	2020	2021	2020

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$886	$532	$2,991	$1,803
Changes in operating assets and liabilities	13	(46)	(101)	(470)
Net cash provided by (used in) operating activities	$899	$486	$2,890	$1,333

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects, and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry, including as a result of COVID-19; reduced demand for our products, including due to COVID-19, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring as well as fracking bans; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, health measures related to COVID-19 or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities. A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,237	$1,321	$1,759
Gains on asset sales, net	—	79	29
Other, net	18	17	23
Total revenues and non-operating income	2,255	1,417	1,811
Costs and expenses
Marketing, including purchased oil and gas	672	281	522
Operating costs and expenses	316	313	333
Production and severance taxes	49	32	42
Exploration expenses, including dry holes and lease impairment	45	60	36
General and administrative expenses	86	82	76
Interest expense	121	118	125
Depreciation, depletion and amortization	398	486	349
Total costs and expenses	1,687	1,372	1,483
Income (loss) before income taxes	568	45	328
Provision (benefit) for income taxes	212	72	143
Net income (loss)	356	(27)	185
Less: Net income (loss) attributable to noncontrolling interests	91	70	70
Net income (loss) attributable to Hess Corporation	$265	$(97)	$115

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2021	2020
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$7,473	$4,667
Gains on asset sales, net	29	87
Other, net	81	50
Total revenues and non-operating income	7,583	4,804
Costs and expenses
Marketing, including purchased oil and gas	2,034	936
Operating costs and expenses	1,229	1,218
Production and severance taxes	172	124
Exploration expenses, including dry holes and lease impairment	162	351
General and administrative expenses	340	357
Interest expense	481	468
Depreciation, depletion and amortization	1,528	2,074
Impairment and other	147	2,126
Total costs and expenses	6,093	7,654
Income (loss) before income taxes	1,490	(2,850)
Provision (benefit) for income taxes	600	(11)
Net income (loss)	890	(2,839)
Less: Net income (loss) attributable to noncontrolling interests	331	254
Net income (loss) attributable to Hess Corporation	$559	$(3,093)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31,
	2021	2020
Balance Sheet Information
Assets
Cash and cash equivalents	$2,713	$1,739
Other current assets	1,633	1,342
Property, plant and equipment – net	14,182	14,115
Operating lease right-of-use assets – net	352	426
Finance lease right-of-use assets – net	144	168
Other long-term assets	1,491	1,031
Total assets	$20,515	$18,821
Liabilities and equity
Current portion of long-term debt	$517	$10
Current portion of operating and finance lease obligations	89	81
Other current liabilities	2,458	1,532
Long-term debt	7,941	8,286
Long-term operating lease obligations	394	478
Long-term finance lease obligations	200	220
Other long-term liabilities	1,890	1,879
Total equity excluding other comprehensive income (loss)	6,706	6,121
Accumulated other comprehensive income (loss)	(406)	(755)
Noncontrolling interests	726	969
Total liabilities and equity	$20,515	$18,821

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31,
	2021	2020
Total Debt
Hess Corporation	$5,894	$6,386
Midstream (a)	2,564	1,910
Hess Consolidated	$8,458	$8,296
(a) Midstream debt is non-recourse to Hess Corporation.

	December 31,
	2021	2020
Debt to Capitalization Ratio (a)
Hess Consolidated	55.3%	57.4%
Hess Corporation as defined in debt covenants	42.3%	47.5%
(a)Includes finance lease obligations.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Interest Expense
Hess Corporation	$90	$94	$376	$373
Midstream (a)	31	24	105	95
Hess Consolidated	$121	$118	$481	$468
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$356	$(27)	$185
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gains on asset sales, net	—	(79)	(29)
Depreciation, depletion and amortization	398	486	349
Exploratory dry hole costs	—	26	2
Exploration lease and other impairment	5	3	5
Pension settlement loss	4	—	1
Stock compensation expense	16	16	17
Noncash (gains) losses on commodity derivatives, net	64	73	64
Provision (benefit) for deferred income taxes and other tax accruals	43	34	37
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	886	532	631
Changes in operating assets and liabilities	13	(46)	(16)
Net cash provided by (used in) operating activities	899	486	615
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(466)	(319)	(431)
Additions to property, plant and equipment - Midstream	(43)	(55)	(67)
Proceeds from asset sales, net of cash sold	—	482	130
Other, net	(1)	(1)	(2)
Net cash provided by (used in) investing activities	(510)	107	(370)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(48)	6	43
Debt with maturities of greater than 90 days:
Borrowings	—	—	750
Repayments	(2)	—	(503)
Payments on finance lease obligations	(3)	(1)	(3)
Proceeds from sale of Class A shares of Hess Midstream LP	108	—	—
Cash dividends paid	(77)	(76)	(77)
Noncontrolling interests, net	(75)	(67)	(452)
Employee stock options exercised	2	—	—
Other, net	—	(1)	(14)
Net cash provided by (used in) financing activities	(95)	(139)	(256)
Net Increase (Decrease) in Cash and Cash Equivalents	294	454	(11)
Cash and Cash Equivalents at Beginning of Period	2,419	1,285	2,430
Cash and Cash Equivalents at End of Period	$2,713	$1,739	$2,419

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(607)	$(391)	$(528)
Increase (decrease) in related liabilities	98	17	30
Additions to property, plant and equipment	$(509)	$(374)	$(498)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2021	2020
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$890	$(2,839)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gains on asset sales, net	(29)	(87)
Depreciation, depletion and amortization	1,528	2,074
Impairment and other	147	2,126
Exploratory dry hole costs	11	192
Exploration lease and other impairment	20	51
Pension settlement loss	9	—
Stock compensation expense	77	79
Noncash (gains) losses on commodity derivatives, net	216	260
Provision (benefit) for deferred income taxes and other tax accruals	122	(53)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	2,991	1,803
Changes in operating assets and liabilities	(101)	(470)
Net cash provided by (used in) operating activities	2,890	1,333
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,584)	(1,896)
Additions to property, plant and equipment - Midstream	(163)	(301)
Proceeds from asset sales, net of cash sold	427	493
Other, net	(5)	(3)
Net cash provided by (used in) investing activities	(1,325)	(1,707)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(80)	152
Debt with maturities of greater than 90 days:
Borrowings	750	1,000
Repayments	(510)	—
Payments on finance lease obligations	(10)	(7)
Proceeds from sale of Class A shares of Hess Midstream LP	178	—
Cash dividends paid	(311)	(309)
Noncontrolling interests, net	(664)	(261)
Employee stock options exercised	77	15
Other, net	(21)	(22)
Net cash provided by (used in) financing activities	(591)	568
Net Increase (Decrease) in Cash and Cash Equivalents	974	194
Cash and Cash Equivalents at Beginning of Year	1,739	1,545
Cash and Cash Equivalents at End of Year	$2,713	$1,739

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,881)	$(1,931)
Increase (decrease) in related liabilities	134	(266)
Additions to property, plant and equipment	$(1,747)	$(2,197)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$153	$72	$169
Offshore and Other	31	40	16
Total United States	184	112	185
Guyana	330	224	264
Malaysia and JDA	63	25	42
Other	16	10	7
E&P Capital and exploratory expenditures	$593	$371	$498

Total exploration expenses charged to income included above	$40	$31	$29

Midstream Capital expenditures	$54	$51	$59

	Year Ended December 31,
	2021	2020
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$522	$661
Offshore and Other	103	258
Total United States	625	919
Guyana	1,016	743
Malaysia and JDA	154	99
Other	34	25
E&P Capital and exploratory expenditures	$1,829	$1,786

Total exploration expenses charged to income included above	$131	$108

Midstream Capital expenditures	$183	$253

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,612		$625		$2,237
Other, net	13		2		15
Total revenues and non-operating income	1,625		627		2,252
Costs and expenses
Marketing, including purchased oil and gas (a)	668		24		692
Operating costs and expenses	167		87		254
Production and severance taxes	47		2		49
Midstream tariffs	292		—		292
Exploration expenses, including dry holes and lease impairment	25		20		45
General and administrative expenses	44		7		51
Depreciation, depletion and amortization	263		91		354
Total costs and expenses	1,506		231		1,737
Results of operations before income taxes	119		396		515
Provision (benefit) for income taxes	—		206		206
Net income (loss) attributable to Hess Corporation	$119	(b)	$190	(c)	$309

	Fourth Quarter 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$904		$417		$1,321
Gains (losses) on asset sales, net	79		—		79
Other, net	12		2		14
Total revenues and non-operating income	995		419		1,414
Costs and expenses
Marketing, including purchased oil and gas (a)	267		34		301
Operating costs and expenses	158		92		250
Production and severance taxes	30		2		32
Midstream tariffs	243		—		243
Exploration expenses, including dry holes and lease impairment	36		24		60
General and administrative expenses	43		8		51
Depreciation, depletion and amortization	325		121		446
Total costs and expenses	1,102		281		1,383
Results of operations before income taxes	(107)		138		31
Provision (benefit) for income taxes	—		70		70
Net income (loss) attributable to Hess Corporation	$(107)	(d)	$68	(e)	$(39)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $50 million (noncash premium amortization: $50 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $14 million; cash settlement:  $0 million).
(d)Includes after-tax gains from realized crude oil hedging activities of $84 million (noncash premium amortization: $63 million; cash settlement: $147 million).
(e)Includes after-tax gains from realized crude oil hedging activities of $28 million (noncash premium amortization: $10 million; cash settlement: $38 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,280		$479		$1,759
Gains on asset sales, net	—		29		29
Other, net	12		7		19
Total revenues and non-operating income	1,292		515		1,807
Costs and expenses
Marketing, including purchased oil and gas (a)	542		—		542
Operating costs and expenses	150		99		249
Production and severance taxes	41		1		42
Midstream tariffs	270		—		270
Exploration expenses, including dry holes and lease impairment	21		15		36
General and administrative expenses	35		7		42
Depreciation, depletion and amortization	229		79		308
Total costs and expenses	1,288		201		1,489
Results of operations before income taxes	4		314		318
Provision (benefit) for income taxes	—		140		140
Net income (loss) attributable to Hess Corporation	$4	(b)	$174	(c)	$178
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $50 million (noncash premium amortization: $50 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $14 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$5,378		$2,095		$7,473
Gains on asset sales, net	—		29		29
Other, net	48		16		64
Total revenues and non-operating income	5,426		2,140		7,566
Costs and expenses
Marketing, including purchased oil and gas (a)	2,065		54		2,119
Operating costs and expenses	610		355		965
Production and severance taxes	166		6		172
Midstream tariffs	1,094		—		1,094
Exploration expenses, including dry holes and lease impairment	102		60		162
General and administrative expenses	162		29		191
Depreciation, depletion and amortization	1,020		341		1,361
Impairment and other	147		—		147
Total costs and expenses	5,366		845		6,211
Results of operations before income taxes	60		1,295		1,355
Provision (benefit) for income taxes	—		585		585
Net income (loss) attributable to Hess Corporation	$60	(b)	$710	(c)	$770

	Year Ended December 31, 2020
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,604		$1,063		$4,667
Gains on asset sales, net	79		—		79
Other, net	18		13		31
Total revenues and non-operating income	3,701		1,076		4,777
Costs and expenses
Marketing, including purchased oil and gas (a)	1,043		24		1,067
Operating costs and expenses	564		331		895
Production and severance taxes	118		6		124
Midstream tariffs	946		—		946
Exploration expenses, including dry holes and lease impairment	284		67		351
General and administrative expenses	176		30		206
Depreciation, depletion and amortization	1,480		435		1,915
Impairment and other	697		1,429		2,126
Total costs and expenses	5,308		2,322		7,630
Results of operations before income taxes	(1,607)		(1,246)		(2,853)
Provision (benefit) for income taxes	—		(12)		(12)
Net income (loss) attributable to Hess Corporation	$(1,607)	(d)	$(1,234)	(e)	$(2,841)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $190 million (noncash premium amortization: $190 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $49 million (noncash premium amortization: $49 million; cash settlement:  $0 million).
(d)Includes after-tax gains from realized crude oil hedging activities of $452 million (noncash premium amortization: $230 million; cash settlement: $682 million).
(e)Includes after-tax gains from realized crude oil hedging activities of $95 million (noncash premium amortization: $30 million; cash settlement: $125 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	79	97	78
Offshore (a)	26	24	20
Total United States	105	121	98
Guyana	31	26	32
Malaysia and JDA	3	3	3
Other (b)	19	17	20
Total	158	167	153

Natural gas liquids - barrels
United States
North Dakota	52	61	44
Offshore (a)	4	3	3
Total United States	56	64	47

Natural gas - mcf
United States
North Dakota	170	185	158
Offshore	55	31	52
Total United States	225	216	210
Malaysia and JDA	375	315	284
Other (b)	11	7	9
Total	611	538	503

Barrels of oil equivalent	316	321	284
(a)The Corporation sold its working interest in the Shenzi Field in the deepwater Gulf of Mexico in the fourth quarter of 2020. Net production from the Shenzi Field was 3,000 boepd in the fourth quarter of 2020.
(b)Other includes production from Denmark and Libya. The Corporation sold its interests in Denmark in the third quarter of 2021. Denmark net production was 6,000 boepd in the fourth quarter of 2020 and 3,000 boepd in the third quarter of 2021. Libya net production was 21,000 boepd in the fourth quarter of 2021, 12,000 boepd in the fourth quarter of 2020 and 19,000 boepd in the third quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2021	2020
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	80	107
Offshore (a)	29	38
Total United States	109	145
Guyana	30	20
Malaysia and JDA	3	4
Other (b)	21	9
Total	163	178

Natural gas liquids - barrels
United States
North Dakota	49	56
Offshore (a)	4	5
Total United States	53	61

Natural gas - mcf
United States
North Dakota	162	180
Offshore	72	76
Total United States	234	256
Malaysia and JDA	347	291
Other (b)	10	7
Total	591	554

Barrels of oil equivalent	315	331
(a)The Corporation sold its working interest in the Shenzi Field in the deepwater Gulf of Mexico in the fourth quarter of 2020. Net production from the Shenzi Field was 9,000 boepd in 2020.
(b)Other includes production from Denmark and Libya. The Corporation sold its interests in Denmark in the third quarter of 2021. Denmark net production was 3,000 boepd in 2021 and 6,000 boepd in 2020. Libya net production was 20,000 boepd in 2021 and 4,000 boepd in 2020.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Sales Volumes Per Day (in thousands) (a)
Crude oil - barrels	165	184	148
Natural gas liquids - barrels	56	64	47
Natural gas - mcf	611	538	503
Barrels of oil equivalent	323	338	279

Sales Volumes (in thousands) (a)
Crude oil - barrels	15,225	16,974	13,627
Natural gas liquids - barrels	5,124	5,842	4,338
Natural gas - mcf	56,202	49,542	46,317
Barrels of oil equivalent	29,716	31,073	25,685

	Year Ended December 31,
	2021	2020
Sales Volumes Per Day (in thousands) (a)
Crude oil - barrels	174	167
Natural gas liquids - barrels	53	61
Natural gas - mcf	591	554
Barrels of oil equivalent	326	320

Sales Volumes (in thousands) (a)
Crude oil - barrels (b)	63,540	60,924
Natural gas liquids - barrels	19,406	22,397
Natural gas - mcf	215,589	202,917
Barrels of oil equivalent	118,878	117,141
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)Sales volumes for the year ended December 31, 2021 include 4.2 million barrels of crude oil that were stored on very large crude carriers at December 31, 2020 and sold in the first quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2021	Fourth Quarter 2020	Third Quarter 2021
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$67.39	$42.69	$59.65
Offshore	69.04	47.59	62.23
Total United States	67.80	43.65	60.14
Guyana	77.20	49.56	70.05
Malaysia and JDA	83.23	37.80	69.87
Other (a)	75.24	50.22	68.36
Worldwide	71.04	45.32	63.17

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$72.54	$36.46	$65.11
Offshore	74.11	41.36	67.88
Total United States	72.93	37.42	65.64
Guyana	79.94	43.96	73.12
Malaysia and JDA	83.23	37.80	69.87
Other (a)	77.78	44.63	71.43
Worldwide	75.22	39.45	67.88

Natural gas liquids - per barrel
United States
North Dakota	$36.63	$15.93	$32.94
Offshore	34.23	13.07	32.00
Worldwide	36.47	15.80	32.88

Natural gas - per mcf
United States
North Dakota	$4.40	$1.67	$3.75
Offshore	4.63	1.42	3.76
Total United States	4.46	1.64	3.75
Malaysia and JDA	4.97	4.57	5.45
Other (a)	4.27	2.27	3.62
Worldwide	4.77	3.35	4.71
(a)Other includes prices related to production from Denmark, which was sold in the third quarter of 2021, and Libya.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2021	2020
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$55.57	$42.63
Offshore	60.09	45.92
Total United States	56.64	43.56
Guyana	68.57	46.41
Malaysia and JDA	71.00	37.91
Other (a)	66.39	51.37
Worldwide	60.08	44.28

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$59.90	$33.87
Offshore	64.77	36.55
Total United States	61.05	34.63
Guyana	71.07	37.40
Malaysia and JDA	71.00	37.91
Other (a)	69.25	43.42
Worldwide	63.90	35.52

Natural gas liquids - per barrel
United States
North Dakota	$30.74	$11.29
Offshore	26.40	8.94
Worldwide	30.40	11.10

Natural gas - per mcf
United States
North Dakota	$4.08	$1.27
Offshore	3.25	1.23
Total United States	3.82	1.26
Malaysia and JDA	5.15	4.47
Other (a)	3.40	3.41
Worldwide	4.60	2.98
(a)Other includes prices related to production from Denmark, which was sold in the third quarter of 2021, and Libya.
The following is a summary of the Corporation’s outstanding crude collars for calendar year 2022:

	WTI	Brent
Barrels of oil per day	90,000	60,000
Average monthly ceiling price	$100	$105
Average monthly floor price	$60	$65